EXHIBIT 99.1

Cavium Networks Contact:

Art Chadwick	Angel Atondo
VP and Chief Financial Officer	Marketing Communications Manager
Tel: (650) 623-7033	Tel : (650) 623-7033
Email: art.chadwick@caviumnetworks.com	Email: angel.atondo@caviumnetworks.com

Cavium Networks Announces Financial Results for Q1 2008

Cavium announces record quarterly revenue in Q1 2008.
Revenue increased 13% sequentially and 65% year-over-year

MOUNTAIN VIEW, Calif., April 16, 2008 – Cavium Networks (NASDAQ: CAVM), a leading provider of highly integrated semiconductor products that enable intelligent processing for networking, communications, storage, wireless and security applications, today announced financial results for the first quarter of 2008 ended March 31, 2008.

Revenue in the first quarter of 2008 was $18.3 million, a 13% sequential increase from the $16.2 million reported for the fourth quarter of 2007 and an increase of 65% from the $11.1 million reported for the first quarter of last year.

Generally Accepted Accounting Principles (GAAP) Results

Net income for the first quarter of 2008, on a GAAP basis, was $2.0 million, or $0.05 per share (diluted), compared to net income of $2.0 million, or $0.05 per diluted share in the fourth quarter of 2007, and a net loss of $1.0 million, or $0.12 per share (diluted) in the first quarter of last year. Gross margins were 64.1% in the first quarter of 2008 compared to 64.2% in the fourth quarter of 2007. Total cash and cash equivalents were $95.6 million at March 31, 2008.

Non-GAAP Results

Cavium Networks believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. Non-GAAP financial measures in the first quarter of 2008 exclude $0.8 million in stock-based compensation and related payroll tax expense and $0.1 million in amortization of acquired intangible assets. The reconciliation between GAAP and non-GAAP financial results are provided in the financial statements portion of this release.

Net income for the first quarter of 2008, on a non-GAAP basis, was $2.9 million, or $0.07 per share (diluted), compared with $2.9 million, or $0.07 per share (diluted) in the fourth quarter of 2007, and loss of $0.4 million, or $0.04 loss per share (diluted) in the first quarter of last year. Gross margins, on a non-GAAP basis, were 64.7% in the first quarter of 2008 compared to 64.9% in the fourth quarter of 2007.

Company Highlights

“We had record quarterly sales this quarter showing strong sequential and year-over-year growth,” said Syed Ali, president and CEO of Cavium Networks. “We are experiencing strong design win traction and growth across all markets that we serve. In addition, we have continued to expand non-GAAP operating margins every quarter since our IPO. Non-GAAP operating margins have increased from just above breakeven in the first quarter of 2007 to 12.6% in the first quarter of 2008. Furthermore, non-GAAP operating income, which we consider to be an important measure of the health of our business, increased by 42% from Q4 2007 to Q1 2008 due to the strength in our business and leverage in our business model.”

First Quarter 2008 Highlights:

•	April 9, 2008 - Kaspersky Lab extended their support for Cavium Networks’ OCTEON Multi-core Processors with integration of complete Antivirus Protection that can be used across a wide range of networking equipment including routers, switches, access gateways, wireless access points and unified threat management equipment.

•	April 7, 2008 - Cavium Networks showcased over 20 OCTEON powered customer products and ecosystem partner solutions at the RSA Conference 2008, April 8th- 11th.

•	April 7, 2008 - Movidis announced the availability of their Universal Networked Storage (UNS) system that leverages Cavium Networks’ OCTEON™ CN38xx and CN58xx 16-core MIPS network processors.

•	March 12, 2008 — GE Fanuc Intelligent Platforms and Cavium Networks announced a strategic relationship for the development of next generation AdvancedMC™, PCI-X, PCI Express and AdvancedTCA™ platforms based on Cavium Networks’ OCTEON™ family of products.

•	February 11, 2008 – Cavium Networks announces a new family of OCTEON based wireless products – the OCTEON Plus CN52XX wireless dual-core and quad-core processor family for a wide range of wireless applications including 3G Transport, 4G Transport or LTE (Long Term Evolution), Wireless LAN Aggregation, WiMAX Basestation and WiMAX Transport.

•	February 11, 2008 – Cavium Networks announced a new family of OCTEON based storage processors — the OCTEON Plus CN52XX networking and storage services processor family. These products provide high performance at aggressive price points for next generation secure routers, switches, security appliances, storage disk arrays and iSCSI to Fiber Channel bridges.

•	January 29, 2008 – Cavium Networks and Wind River announce an Advanced Multicore Device Debugging Solution that couples Wind River’s Debugging and Compiler with Cavium Networks’ OCTEON multicore processor family.

•	January 29, 2008 – RadiSys Corporation, a leading global provider of advanced embedded solutions, introduced their Promentum™ ATCA-7220 Dual OCTEON™ PLUS Packet Processing Module, designed with a Cavium Networks’ OCTEON Plus multi-core MIPS64 processor. The ATCA module enables a complete solution for packet processing applications such as Radio Network Controllers, session border control (SBC), security gateways, edge routers and media gateways.

•	January 21, 2008 – TRANGO Virtual Processors announced support for Cavium Networks’ OCTEON processor customers, with user-data security, adaptive resource allocation, IO virtualization and power reduction by creating on-demand Virtual Processors across up to 16 Cavium Networks cnMIPS cores.

Conference Call

Cavium Networks will broadcast its first quarter 2008 financial results conference call today, April 16, 2008 at 2 p.m. Pacific time (5 p.m. Eastern time). The conference call will be available via a live web cast on the investor relations section of the Cavium Networks website at http://www.caviumnetworks.com. Please access the website at least a few minutes prior to the start of the call in order to download and install any necessary audio software. An archived web cast replay of the call will be available on the web site for a limited period of time.

About Cavium Networks

Cavium Networks is a leading provider of highly integrated semiconductor products that enable intelligent processing in networking, communications, storage, wireless and security applications. Cavium Networks offers a broad portfolio of integrated, software compatible processors ranging in performance from 10 Mbps to 10 Gbps that enable secure, intelligent functionality in enterprise, data-center, broadband/consumer and access & service provider equipment. Cavium Networks processors are supported by ecosystem partners that provide operating systems, tool support, reference designs and other services. Cavium Networks principal offices are in Mountain View, California with design team locations in California, Massachusetts and India. For more information, please visit: http://www.caviumnetworks.com.

Note on Forward-Looking Statements

This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to existing or new competition, the rate of new design wins, the rate at which existing design wins go into production, technological advances, pricing pressures; general economic conditions; development of new products and technologies; manufacturing difficulties; whether Cavium Networks is successful in marketing its products; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. In addition, there can be no assurance that the company will be able to continue to expand non-GAAP operating margins for the foreseeable future. More information about these and other risks that may impact Cavium’s business are set forth in the “Risk Factors” section of our Form 10K filed with the Securities and Exchange Commission on March 10, 2008. All forward-looking statements in this press release are based on information available to us as of the date hereof and qualified in their entirety by this cautionary statement, and we assume no obligation to revise or update these forward-looking statements.

CAVIUM NETWORKS, INC.
Unaudited GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,
	2008	2007
Revenue	$18,342	$16,231
Cost of revenue (1)	6,587	5,812

Gross profit	11,755	10,419

Operating expenses:
Research and development (2)	5,820	5,704
Sales, general and administrative (3)	4,555	4,021

Total operating expenses	10,375	9,725

Income from operations	1,380	694

Other income, net:
Interest expense	(153)	(50)
Interest income and other	992	1,266

Total other income, net	839	1,216

Income before income tax	2,219	1,910
Income tax (benefit) expense	247	(59)

Net income	$1,972	$1,969

Net income per common share, basic	$0.05	$0.05
Shares used in computing basic net income per common share	39,966	39,522
Net income per common share, diluted	$0.05	$0.05
Shares used in computing diluted net income per common share	42,135	42,789
(1) Cost of revenue:
Amortization of acquired technology	$88	$88
Stock-based compensation and related taxes	$29	$19
(2) Research and development expense
Stock-based compensation and related taxes	$372	$488
(3) Sales, general and administrative
Stock-based compensation and related taxes	$446	$337

CAVIUM NETWORKS, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,
Reconciliation of GAAP gross profit & margin to non-GAAP:	2008	2007
Revenue	$18,342	$16,231
GAAP gross profit	11,755	10,419
GAAP gross margin	64.1%	64.2%
Amortization of acquired technology:
Cost of revenue	88	88
Stock-based compensation and related taxes:
Cost of revenue	29	19
Non-GAAP gross profit	$11,872	$10,526

Non-GAAP gross margin	64.7%	64.9%

	Three Months Ended
	March 31,	December 31,
Reconciliation of GAAP income from operations to non-GAAP:	2008	2007

		$
GAAP income from operations	$1,380	694
Amortization of acquired technology	88	88
Stock-based compensation and related taxes	847	844
Non-GAAP income from operations	$2,315	$1,626

Non-GAAP income from operations as a percentage of revenue	12.6%	10.0%

	Three Months Ended
	March 31,	December 31,
Reconciliation of GAAP net income to non-GAAP:	2008	2007

GAAP net income	$1,972	$1,969
Non-GAAP adjustments:
Stock-based compensation and related taxes:
Cost of revenue	29	19
Research and development	372	488
Sales, general and administrative	446	337
Amortization of acquired technology:
Cost of revenue	88	88
Total of non-GAAP adjustments	935	932
Non-GAAP net income	$2,907	$2,901

	$	$
GAAP net income per share (diluted)	0.05	0.05

Non-GAAP adjustments detailed above	0.02	0.02
	$	$
Non-GAAP net income per share (diluted)	0.07	0.07

GAAP weighted average shares (diluted)	42,135	42,789
Non-GAAP adjustment	534	188
Non-GAAP weighted average shares (diluted)	42,669	42,977

CAVIUM NETWORKS, INC.
Unaudited GAAP Condensed Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$95,612	$98,462
Accounts receivable, net	13,747	9,768
Inventories	10,767	9,573
Prepaid expenses and other current assets	952	946

Total current assets	121,078	118,749
Property and equipment, net	11,498	11,608
Intangible assets, net	3,774	4,096
Other assets	295	157
Total assets	$136,645	$134,610

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,985	$5,311
Accrued expenses and other current liabilities	2,449	2,253
Deferred revenue	2,506	1,666
Capital lease and technology license obligations, current	3,501	4,471
Total current liabilities	13,441	13,701
Capital lease and technology license obligations, net of current	3,432	4,059
Total liabilities	16,873	17,760

Stockholders’ equity
Common stock	40	40
Additional paid-in capital	176,490	175,540
Accumulated deficit	(56,758)	(58,730)

Total stockholders' equity	119,772	116,850
Total liabilities and stockholders' equity	$136,645	$134,610